AMENDED AND RESTATED LOAN AGREEMENT          EXHIBIT 10.4
                       -----------------------------------


DATE:     November 30, 1995


PARTIES:  Borrower:  CONTINENTAL HOMES HOLDING CORP., a
                     Delaware corporation.

          Borrower   7001 North Scottsdale Road
          Address:   Suite 2050
                     Scottsdale, Arizona 85253

          Bank:      BANK ONE, ARIZONA, NA, a national
                     banking association formerly known as
                     THE VALLEY NATIONAL BANK OF ARIZONA.

          Bank Address: Western Region Real Estate
                        P.O. Box 29542
                        Phoenix, Arizona 85038
                        Attention: Dept. A-383

AGREEMENT: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.  SCHEDULE OF TERMS.

    2.                Commitment Amount:   $15,000,000.00.

    3.1.1.; 3.2       Commitment Expiration Date:  November 30, 1996.

    3.2 and 5.1.6 Purpose of Advances: Working capital and general corporate purposes to be applied (i) to pay costs and expenses incurred in the ordinary course of Borrower's primary lines of business consisting of the acquisition, development and subdivision of land for residential purposes and the construction and sale of residential dwellings to the general public; (ii) to pay interest due under the Note, the Unused Commitment Fee and the Commitment Fee; (iii) to pay amounts due under the Set Aside Agreement; or (iv) to pay amounts due to be reimbursed to Bank for letters of credit issued pursuant to this Agreement. Advances shall not be available for purposes not described above.

    3.6.1. Commitment Fee: $75,000.00.

    3.6.2  Unused Commitment Fee Rate: 1/4% per annum.

2. DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

    "Acquisition Debt" means (i) Debt or Preferred Stock of any Person existing at the time such Person becomes a Subsidiary of Borrower, including but not limited to Debt or Preferred Stock incurred or created in connection with, or in contemplation of, such Person becoming a Subsidiary of Borrower (but excluding Debt of such Person which is extinguished, retired or repaid in connection with such Person becoming a Subsidiary of Borrower), (ii) Debt incurred or created by any Subsidiary of Borrower in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of Borrower or
(iii) Debt incurred or created by any Subsidiary of Borrower in connection with the acquisition of substantially all of the assets of an operating unit or business of another Person, provided that, in the case of Debt incurred or created pursuant to clause (ii) or (iii) hereof, such Subsidiary had no other prior assets or operations prior to such acquisition, transaction or series of transactions other than Credit Extensions/Contributions permitted by Section 7.9 or made by a Person other than Borrower or any of its Subsidiaries.

    "Adjusted Debt" means all Debt of Borrower on a consolidated basis plus all accounts payable and other accrued expenses of Borrower on a consolidated basis, excluding Debt arising from "mortgage banking and title operations" of CHMC and Travis Title, and excluding the indebtedness of Borrower evidenced by the Convertible Notes and the Subordinated Notes, all as shown on a consolidated balance sheet of Borrower prepared in accordance with GAAP and approved by Bank.

    "Adjusted Debt to Net Worth Ratio" of any Person means the ratio of all of such Person's then outstanding Adjusted Debt, on a consolidated basis, excluding Mortgage Debt, to Net Worth at the end of the fiscal quarter ended immediately preceding the date of determination.

    "Advance" means an advance under the Commitment.

    "Affiliate" of any Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) any other Person that beneficially owns at least 10% of the voting common stock of such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Agreement" means this Loan Agreement as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

    "Approvals and Permits" means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, appropriate, or desirable for ownership or lease by Borrower of its assets and property or for the conduct of the business and operations of Borrower.

    "Bank Facility" means, collectively, one or more commitments from one or more banks or other lending institutions to lend funds together with any and all agreements, documents and instruments from time to time delivered in connection therewith as such commitment or any such agreements, documents or instruments may be in effect or amended, amended and restated, renewed, extended, restructured, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing such Bank Facility, whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Bank Facility and all refundings, refinancings and replacements of any Bank Facility, including any agreement (i) extending the maturity of any Debt incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, provided that such borrowers and issuers include one or more of Borrower and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Debt incurred thereunder or available to be borrowed thereunder, provided that on the date thereof such Debt would not be prohibited by clause (b) of the definition of Permitted Debt, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Agreement.

    "Beneficial Owner" means as defined in Rule 13d-3, as in effect on the date of the execution of this Agreement, promulgated by the Commission under the Exchange Act.

    "Borrower Loan Documents" means the Loan Documents executed or delivered by Borrower from time to time.

    "Business Day" means a day of the year on which banks are not required or authorized to close in Phoenix, Arizona.

    "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

    "Carlsbad Property" means the 417 acres owned by the Carlsbad Subsidiary in Carlsbad, California, located in San Diego County.

    "Carlsbad Subsidiary" means Rancho Carillo, Inc., a Delaware corporation and a Subsidiary of Borrower.

    "CHI" means Continental Homes, Inc., a Delaware corporation and a Subsidiary of Borrower.

    "CHICC" means CHI Construction Company, an Arizona corporation and a Subsidiary of CHI.

    "Change in Control" means that any Person, together with its Affiliates or associates, is or becomes the Beneficial Owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of shares of capital stock of Borrower entitling such person to exercise in excess of 50% of the total voting power of all shares of capital stock of Borrower entitled to vote in elections of directors.

    "CHMC" means CH Mortgage Company, a Colorado corporation formerly known as American Western Mortgage Company and a Subsidiary of CHI.

    "Collateral" means the property, interests in property, and rights to property securing any or all Obligations from time to time.

    "Commission" means The Securities and Exchange Commission.

    "Commitment" means the agreement of Bank in Sections 3.1 and 3.2 to issue Letters of Credit and to make Advances pursuant to the terms and conditions in the Letter of Credit Agreements and herein.

    "Commitment Amount" has the meaning specified in Section 1.

    "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for such Person and its Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to such Person's mortgage banking operations, plus the product of (x) the sum of (i) cash dividends paid on any Preferred Stock of such Person plus
(ii) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by such Person's board of directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Subsidiary of such Person (other than a wholly-owned Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of such Person, expressed as a decimal.

    "Consolidated Interest Incurred" of any Person means, for any period, (a) the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for such Person and its Subsidiaries on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures or otherwise (including, but not limited to, imputed interest included on capitalized lease obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense), excluding interest expense related to such Person's mortgage banking operations, plus or minus, without duplication, (b) the difference between capitalized interest for such period and the interest component of cost of goods sold for such period, plus
(c) the product of (x) the sum of (i) cash dividends paid on any Preferred Stock of such Person plus (ii) cash dividends, the principal amount of any debt securities issued as a dividend, the liquidation value of any Preferred Stock issued as a dividend and the fair market value (as determined by such Person's board of directors in good faith) of any other non-cash dividends, in each case, paid on any Preferred Stock of any Subsidiary of such Person (other than a wholly-owned Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Net Income" of any Person, for any period, means the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis, in accordance with GAAP, provided that, without duplication, (i) the net income of any Person, other than a Subsidiary which is consolidated with such Person, in which such Person or any of its Subsidiaries has a joint interest with a third party shall be included only to the extent of the amount of dividends or distributions actually paid in cash to such Person or a Subsidiary during such period, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the net income of any Subsidiary of such Person shall be excluded to the extent such Subsidiary is prohibited, directly or indirectly, from distributing such net income or any portion thereof to such Person and (iv) all extraordinary gains and losses (after taxes) that would be included on an income statement for such Person on a consolidated basis for such period shall be excluded.

    "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges (other than reserves or expenses established in anticipation of future cash requirements such as reserves for taxes and uncollectible accounts) of such Person and its Subsidiaries, on a consolidated basis, for such period, as determined in accordance with GAAP, provided that Consolidated Non-cash Charges shall exclude
(i) any charges that are not included for the purpose of determining Consolidated Net Income, (ii) any charges that are included for the purpose of determining Consolidated Interest Expense or Consolidated Tax Expense and (iii) any charges representing capitalized selling, general and administrative expenses that are expensed during such period as cost of goods sold.

    "Consolidated Tax Expense" of any Person means, for any period, the aggregate of the tax expense of such Person and its Subsidiaries for such period, determined on a consolidated basis, in accordance with GAAP.

    "Convertible Notes" means Borrower's $35,000,000.00 6-7/8% Convertible Subordinated Notes due 2002, issued in connection with the Convertible Notes Indenture.

    "Convertible Notes Indenture" means that certain Indenture, dated March 15, 1992, between Borrower and Manufacturers and Traders Trust Company, as trustee, with respect to the Convertible Notes.

    "Coverage Ratio" of any Person means the ratio of such Person's EBITDA to its Consolidated Interest Incurred for the four fiscal quarters ending immediately prior to the date of determination. Notwithstanding clause (ii) of the definition of Consolidated Net Income, if the Debt which is being Incurred is Acquisition Debt, the Coverage Ratio shall be determined after giving effect to both the Consolidated Interest Incurred related to the Incurrence of such Acquisition Debt and the EBITDA (x) of the Person becoming a Subsidiary of such Person or (y) in the case of an acquisition of assets that constitute substantially all of an operating unit or business, relating to the assets being acquired by such Person.

    "Credit Extensions/Contributions" means any direct or indirect advance, loan or other extension of credit or capital contribution to, or any purchase or acquisition of capital stock, bonds, notes, debentures or other securities issued or owned by, any other Person, including, without limitation, payments by Borrower or any of its Subsidiaries to a Person other than Borrower or any of its Subsidiaries in connection with an acquisition in which Acquisition Debt is Incurred.

    "Debt" means, as to any Person, without duplication, (a) any indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes, letters of credit, drafts or similar instruments, (c) all indebtedness of such Person to pay the deferred purchase price of property or services, but not including accounts payable and accrued expenses arising in the ordinary course of business, (d) all capitalized lease obligations of such Person, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person or guaranteed by such Person,
(f) Redeemable Stock, and (g) all Debt of others guaranteed by such Person. The amount of Debt of any Person at any date pursuant to clauses (a)-(d) and (f) above shall be as would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP.

    "EBITDA" for any Person, for any period, means, without duplication, the Consolidated Net Income of such Person plus, to the extent deducted in calculating Consolidated Net Income, the sum of (a) Consolidated Tax Expense,
(b) Consolidated Interest Expense and (c) Consolidated Non-cash Charges.

    "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

    "Event of Default" has the meaning specified in the Note and the other Loan Documents.

    "Exchange Act" means The Securities Exchange Act of 1934, as amended.

    "Existing Debt" means all of the Debt of Borrower and its Subsidiaries that is outstanding on the date of this Agreement and listed on Schedule I hereto.

    "GAAP" means generally accepted accounting principles consistently applied.

    "Governmental Authority" means any government, any court, and any agency, authority, body, bureau, department, or instrumentality of any government.

    "Guaranty" or "Guaranties" means individually and collectively, the payment guaranties of Guarantors of even date herewith.

    "Guarantors" means both of the following: CHICC and CHI.

    "Incur," "Incurred," "Incurring," "Incurrence" means with respect to any Person, that such Person has directly or indirectly created, incurred, assumed, guaranteed, or otherwise become liable for any Debt or other obligation.

    "Indenture" means that certain Indenture, dated as of August 1, 1992 between Borrower and Fidelity Bank, National Association, as Trustee, with respect to the Public Notes, as amended by that First Supplemental Indenture dated March 22, 1994.

    "Intangible Assets" of any Person means such Person's goodwill, patents, trademarks, copyrights, and all other items which would be treated as intangibles on the consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP.

    "Letter of Credit Agreement" means Bank's standard form Application and Agreement for Commercial Letter of Credit, Bank's standard form Application for Standby Letter of Credit and Standby Letter of Credit Agreement, or other standard application and agreement for letters of credit in use by Bank from time to time.

    "Letters of Credit" means the letters of credit in Bank's standard form from time to time issued pursuant to Section 3.1.

    "Lien or Encumbrance" and "Liens and Encumbrances" mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise; and (iii) any option, right of first refusal, other right to acquire, or other interest or right.

    "Liquidity" means with respect to any Person, the amount of that Person's unencumbered cash and unencumbered cash equivalents (including amounts on deposit with Bank pursuant to Section 6.14 hereof) as determined in accordance with GAAP, plus, in the case of Borrower, (i) the portion of the Commitment Amount that is undisbursed and available for disbursement at the time of each determination of Liquidity, (ii) the amount of the Warehouse Facility that is undisbursed and available for disbursement at the time of each determination of Liquidity, and (iii) the amount of other Bank Facilities that is undisbursed and available for disbursement at the time of each determination of Liquidity.

    "Loan Documents" means this Agreement, the Note, the Letter of Credit Agreements executed and delivered by Borrower in connection with the Letters of Credit from time to time, the Set Aside Agreement, and any other agreements, documents, or instruments from time to time evidencing, guarantying, securing, or otherwise relating to the Note, as they may be amended, modified, extended, renewed, or supplemented from time to time.

    "Loan Party" means Borrower, the Guarantors, and each other Person that from time to time is or becomes obligated to Bank under any Loan Document or grants any Collateral.

    "Material Adverse Change" means any change in the assets, business, financial condition, operations, prospects, or results of operations of any Loan Party or any other event or condition that in the reasonable opinion of Bank (i) could affect the likelihood of performance by any Loan Party of any of the Obligations, (ii) could affect the ability of any Loan Party to perform any of the Obligations, (iii) could affect the legality, validity, or binding nature of any of the Obligations or any Lien or Encumbrance securing any of the Obligations, or (iv) could affect the priority of any Lien or Encumbrance securing any of the Obligations.

    "Mortgage Debt" means such mortgage banking debt as would be listed on the consolidated balance sheet of Borrower prepared in accordance with GAAP.

    "Net Worth" of any Person means, at any date, the aggregate of capital, surplus and retained earnings of such Person as would be shown on a consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included) investments by such Person and its Subsidiaries in joint ventures and the amount of equity attributable to Affiliates other than Subsidiaries of such Person, and, solely for purposes of determining Borrower's compliance with the covenant set forth in Section 6.12.3, adjusted to include (to the extent excluded), in Borrower's case, the indebtedness of Borrower evidenced by the Convertible Notes and the Subordinated Notes.

    "Non-Recourse Debt" means Debt or other obligations to the extent that the liability for such Debt or other obligations does not extend to Borrower or any of its Subsidiaries (other than the Subsidiary incurring such Debt or which holds title to any property securing such Debt) for any deficiency, including liability by reason of any agreement by Borrower or any of its Subsidiaries to maintain the financial condition of, keep-well or otherwise support the credit of the Subsidiary incurring such Debt.

    "Note" means the Amended and Restated Promissory Note, dated of even date herewith, of Borrower payable to Bank, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

    "Obligations" means the obligations of the Loan Parties under the Loan Documents (including, without limitation, the obligation to pay Reimbursement Amounts and amounts under the Set Aside Agreement).

         "Permitted Debt" means:

                  (a) Debt evidenced by the Public Notes;

                  (b) Debt Incurred under or in respect of this Agreement or any other Bank Facility (including any guarantees related thereto) for working capital or general corporate purposes, Debt evidenced by letters of credit (including letters of credit issued pursuant to this Agreement), and guarantees of Debt of the Great Singing Hills joint venture in excess of amounts committed on the date of the Indenture and which are Incurred after the date of the Indenture; provided that the aggregate amount of all such Debt outstanding at any time pursuant to this clause (b) may not exceed $30,000,000;

                  (c) Debt Incurred by CHMC under the Warehouse Facility;

                  (d) Debt of Borrower to any of its Subsidiaries or of any Subsidiary of Borrower to Borrower or to any other Subsidiary of Borrower, provided that such Debt is evidenced by a promissory note that is not pledged to any Person (other than to secure the Obligations);

                  (e) Existing Debt (without duplication of Debt indicated under clauses (a)-(d) above) of Borrower and its Subsidiaries;

                  (f) Non-Recourse Debt Incurred by the Carlsbad Subsidiary in an amount not to exceed $18,000,000 at any time outstanding;

                  (g) Debt in respect of performance, completion, guarantee, surety and similar bonds or banker's acceptances provided by Borrower or any of its Subsidiaries in the ordinary course of business;

                  (h) Purchase Money Obligations incurred in the ordinary course of business in an amount not exceeding $5,000,000.00 at any time outstanding;

                  (i) Acquisition Debt of a Subsidiary of Borrower which, if Incurred by Borrower, would be permitted pursuant to Section 7.5.2 hereof;

                  (j) Refinancing Debt; and

                  (k)  Debt   evidenced  by  the   Convertible   Notes  and  the
         Subordinated Notes.

    "Permitted  Exceptions" with respect to Borrower and its Subsidiaries  means
(i) Liens and Encumbrances securing the Obligations; (ii) Liens and Encumbrances securing the Warehouse Facility, provided that such Liens and Encumbrances shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by CHMC; (iii) Liens and Encumbrances on assets of Borrower or any Subsidiary of Borrower securing the Bank Facility; provided that the Liens and Encumbrances granted in respect of the Bank Facility shall not extend to assets having a book value in the aggregate in excess of two times the amount committed under the Bank Facility;
(iv) Liens and Encumbrances securing Non-Recourse Debt incurred by the Carlsbad Subsidiary; provided that such Liens shall not extend to any assets of Borrower or any of its Subsidiaries other than the Carlsbad Subsidiary; (v) Liens and Encumbrances for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP; (vi) statutory Liens and Encumbrances of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens and Encumbrances imposed by law and arising in the ordinary course of business;
(vii) Liens and Encumbrances (other than any Lien or Encumbrance imposed by ERISA) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (viii) Liens and Encumbrances incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (ix) attachment or judgment Liens and Encumbrances not giving rise to an Event of Default or Unmatured Event of Default; (x) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (xi) leases or subleases granted to others not materially interfering with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (xii) Liens and Encumbrances with respect to Acquisition Debt; provided that such Liens and Encumbrances do not extend to any other assets of Borrower or the assets of any of Borrower's other Subsidiaries; (xiii) Liens securing Refinancing Debt; provided that such Liens only extend to the assets securing the Debt being refinanced, and such refinanced Debt was previously secured and such Liens and Encumbrances do not extend to any other assets of Borrower or to the assets of Borrower's other Subsidiaries; (xiv) Liens securing Purchase Money Obligations (including capitalized lease obligations); (xv) Liens existing on the date of this Agreement; and (xvi) any contract to sell an asset provided such sale is otherwise permitted under this Agreement (and the foregoing shall not constitute a consent of Bank to a sale or obligate Bank to consent to a sale).

    "Permitted Payments" means, with respect to Borrower or any of its Subsidiaries, (i) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock in exchange for (including any exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares), or out of the proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of, shares of Capital Stock (other than Redeemable Stock) of Borrower, provided that the proceeds of any such issuance and sale of shares of capital stock of Borrower shall not be included in determination of amounts available for Restricted Payments, (ii) any dividend or other distribution on any shares of its Capital Stock payable by a Subsidiary to
Borrower or another of its Subsidiaries, or (iii) any wages or other compensation paid by Borrower or any of its Subsidiaries to their employees.

    "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

    "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date of this Agreement, and including, without limitation, all classes and series of preferred or preference stock.

    "Public Notes" means Borrower's $110,000,000.00 12% Senior Notes due 1999.

    "Purchase Money Obligations" means Debt of any Person secured by Liens (i) on property purchased, acquired, or constructed by such Person or its Subsidiaries after the date of the Indenture and used in the ordinary course of business by such Person and (ii) securing the payment of all or any part of the purchase price or construction cost of such assets and limited to the property so acquired and improvements thereof; provided that such Debt is incurred no later than 90 days after the acquisition of such property or completion of such construction or improvements.

    "Redeemable Stock" means, with respect to any Person, any class or series of Capital Stock of such Person that is redeemable at the option of the holder (except pursuant to a change in control provision that does not (i) cause such Capital Stock to become redeemable in circumstances which would not constitute a Change in Control and (ii) require Borrower to pay the redemption price therefor prior to the repayment in full of all Obligations, the expiration of all Letters of Credit, and the expiration of the Commitment), or is subject to mandatory redemption or otherwise matures prior to the final stated maturity of the Public Notes.

    "Refinancing Debt" means Debt that refunds, refinances or extends the Public Notes, Existing Debt (other than Existing Debt repaid with the net proceeds of Advances pursuant to this Agreement) or other Debt incurred by Borrower or its Subsidiaries pursuant to the terms of the Indenture and this Agreement, but only to the extent that (i) the Refinancing Debt is subordinated to the Obligations and the Public Notes to the same extent as the Debt being refunded, refinanced or extended, if at all, (ii) the Refinancing Debt is scheduled to mature either
(a) no earlier than the Debt being refunded, refinanced or extended, or (b) after the maturity date of the Public Notes, (iii) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the Public Notes has a Weighted Average Life to Maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Debt being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Public Notes, (iv) the obligor of such Refinancing Debt shall be Borrower or the same obligor as the Debt being refunded, refinanced or extended, and (v) the gross proceeds of such Refinancing Debt is an amount that is equal to or less than the aggregate principal amount then outstanding under the Debt being refunded, refinanced or extended.

    "Reimbursement Amount" means the amount Borrower is obligated to pay to Bank under a Letter of Credit Agreement in respect of a draft drawn or drawn and accepted under the respective Letter of Credit, which amount shall be the amount of the draft or acceptance and all costs, expenses, fees, and other amounts then payable by Borrower to Bank under the Letter of Credit Agreements.

    "Restricted Payments" means, with respect to any Person (i) any dividend or other distribution on any shares of such Person's Capital Stock (except dividends or distributions in additional shares of Capital Stock other than Redeemable Stock), (ii) any payment on account of the purchase, redemption or other acquisition of (a) any shares of such Person's Capital Stock or (b) any option, warrant or other right to acquire shares of such Person's Capital Stock,
(iii) any Credit Extensions/Contributions to Affiliates Incurred after the date of the Indenture; provided, that for purposes of this provision an individual shall not be deemed to be an Affiliate of Borrower or any of its Subsidiaries solely because such individual is employed by Borrower or any of its Subsidiaries or, (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement (other than the retirement of any Subordinated Notes upon conversion of such of the Subordinated Notes pursuant to the terms of the Subordinated Notes Indenture), prior to scheduled principal payment or scheduled maturity, of Debt of Borrower or its Subsidiaries which is subordinated in right of payment to the Public Notes and the Note, provided, however, that with respect to Borrower and its Subsidiaries, Restricted Payments shall not include (a) any payment described in clause (i), (ii) or (iii) above made to Borrower or any of its Subsidiaries (other than the Carlsbad Subsidiary (in the case of clause (iii)) or any of its Subsidiaries which has liability in respect of Acquisition Debt) by Borrower or any of its Subsidiaries, or (b) any underwritten call of the Subordinated Notes or other Debt of Borrower which is convertible into Capital Stock (other than Redeemable Stock) but only to the extent Borrower is not required to make any redemption or principal payments in respect of Debt subject to such underwritten call (other than redemption and principal payments which are covered by the net proceeds received by Borrower from a concurrent sale of Capital Stock (other than Redeemable Stock) to the underwriters effecting such underwritten call).

    "Set Aside Agreement" has the meaning set forth in Section 3.5.

    "Set Aside Amount" has the meaning set forth in Section 3.5.

    "Standard Number of Days" means the standard number of days established by Bank from time to time to allow for delivery to Bank of drafts drawn under Letters of Credit presented to financial institutions other than Bank for delivery to Bank. Bank may change such number of days at any time and from time to time in its absolute and sole discretion without notice to Borrower and may have a different number of days for commercial letters of credit and standby letters of credit.

    "Subordinated Notes" means Borrower's $86,250,000.00 6-7/8% Convertible Subordinated Notes due 2002, issued in connection with the Subordinated Notes Indenture.

    "Subordinated Notes Indenture" means that certain Indenture dated November 1, 1995 between Borrower and Manufacturers and Traders Trust Company, as trustee, with respect to the Subordinated Notes.

    "Subsidiary" and "Subsidiaries" mean, with respect to any Person, (i) any corporation of which a majority of the capital stock having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) any partnership or joint venture at least a majority of the voting power of which is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or a combination or successor thereof.

    "Tangible Net Worth" of any Person means such Person's Net Worth less such Person's Intangible Assets.
    "Unmatured Event of Default" means any condition or event that with notice, passage of time, or both would be an Event of Default.

    "Warehouse Facility" means the Second Amended and Restated Warehousing Credit and Security Agreement dated as of July 1, 1995 between Bank and CHMC, as the same may be amended, modified, extended, renewed, restated and supplemented from time to time.

    "Weighted Average Life to Maturity" means, when applied to any Debt or portion thereof, if applicable, at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Debt or portion thereof, if applicable, into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

3. LETTERS OF CREDIT AND LOAN FACILITY.

    3.1 Letters of Credit.

         3.1.1 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and the Letter of Credit Agreements and subject to the policies, procedures, and requirements of Bank in effect from time to time for issuance of Letters of Credit (including, without limitation, payment of letter of credit fees), Bank agrees to issue, from time to time on or before the Commitment expiration date specified in Section 1, Letters of Credit upon request by and for the account of Borrower, provided that as to each requested Letter of Credit Borrower has delivered to Bank a completed and executed Letter of Credit Agreement, and provided further that the date that is the Standard Number of Days after the last date for payment of drafts drawn or drawn and accepted under a requested Letter of Credit is before the Commitment expiration date specified in Section 1. Each reference in this Agreement to "issue" or "issuance" or other forms of such words in relation to Letters of Credit shall also include any extension or renewal of a Letter of Credit. Upon occurrence of an Event of Default or an Unmatured Event of Default, Bank, in its absolute and sole discretion and without notice, may suspend the commitment to issue Letters of Credit. In addition, upon occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to issue Letters of Credit.

         3.1.2 Issuance Procedure. To obtain a Letter of Credit, Borrower shall complete and execute a Letter of Credit Agreement and submit it to the letter of credit department of Bank and to the address of Bank specified on the first page of this Agreement. In no event shall Bank have any obligation to act upon an oral request for a Letter of Credit or any request that otherwise does not conform to Bank's policies and procedures. Upon receipt of a completed and executed Letter of Credit Agreement, Bank will process the application in accordance with the policies, procedures, and requirements of Bank then in effect. If the application meets the requirements of Bank and is within the policies of Bank then in effect, Bank will issue the requested Letter of Credit; provided, however, that unless otherwise agreed by Bank in its sole and absolute discretion Borrower shall be entitled to request that Bank issue Letters of Credit only in connection with, and as security for, the construction of offsite improvements by Borrower for residential subdivisions being developed by Borrower in the ordinary course of Borrower's business.

         3.1.3 Reimbursement of Bank for Payment of Drafts Drawn or Drawn and Accepted Under Letters of Credit. The obligation of Borrower to reimburse Bank for payment by Bank of drafts drawn or drawn and accepted under a Letter of Credit shall be as provided in the respective Letter of Credit Agreement. Bank will notify Borrower of payment by Bank of a draft drawn or drawn and accepted under a Letter of Credit and of the respective Reimbursement Amount and will give Borrower the election (i) to pay the Reimbursement Amount pursuant to the respective Letter of Credit Agreement or (ii) to pay the Reimbursement Amount by Bank making an Advance subject to the terms and conditions of this Agreement and applying the proceeds of the Advance to pay the Reimbursement Amount. If
Borrower does not communicate to Bank its election within two Business Days after notification by Bank of payment of the draft or acceptance, Borrower shall be deemed to have elected to pay the Reimbursement Amount by Bank making an Advance hereunder, provided that if the terms and conditions in this Agreement for an Advance hereunder are not satisfied, Borrower shall be deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement. Each Advance to pay a Reimbursement Amount will be dated the date that Bank pays the respective draft or acceptance and will accrue interest from and after such date. If Borrower is to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement, Borrower shall also pay to Bank interest on the Reimbursement Amount from and including the date Bank pays the respective draft or acceptance at the Interest Rate (as defined in the Note) until the Reimbursement Amount and such interest are paid in full, provided that if Borrower fails to pay the Reimbursement Amount and accrued interest thereon within five (5) days after notification by Bank to Borrower of payment of the respective draft or acceptance, interest thereafter will accrue at the Default Rate (as such term is defined in the Note). Such interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. Notwithstanding the above, if Borrower elects or is deemed to have elected to pay the Reimbursement Amount pursuant to the Letter of Credit Agreement and fails to pay the Reimbursement Amount and interest thereon within five (5) days after notification by Bank to Borrower, Bank, in its absolute and sole discretion and without notice to Borrower and regardless of whether the terms and conditions in this Agreement for Advances are satisfied, may make an Advance under this Agreement in the amount of the Reimbursement Amount and accrued interest thereon and apply the proceeds of such Advance to pay the Reimbursement Amount and accrued interest.

    3.2 Loan Facility. Subject to the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower from time to time on or before the Commitment expiration date specified in Section 1. Proceeds of Advances may be used only to pay Reimbursement Amounts due to Bank under Letter of Credit Agreements, amounts due to Bank under the Set Aside Agreement, and for any other purposes described in Section 1. Advances shall be on a revolving basis. Advances prepaid may be re-borrowed subject to the terms and the conditions herein. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the Commitment terminates, all Letters of Credit have expired or are drawn in full, all drafts drawn or drawn and accepted under all Letters of Credit have been paid in full, and all Obligations are paid and performed in full. Upon occurrence of an Event of Default, an Unmatured Event of Default or the violation of any of the financial covenants set forth in Section 6.12.1, 6.12.2 or 6.12.3 hereof (regardless of whether such violation otherwise is an Event of Default or Unmatured Event of Default), Bank, in its absolute and sole discretion and without notice, may suspend the commitment to make Advances. In addition, upon the occurrence of an Event of Default, Bank, in its absolute and sole discretion and without notice, may terminate the commitment to make Advances. The obligation of Borrower to repay Advances is evidenced by the Note.

    3.3 Requests for Letters of Credit and Advances. Letters of Credit may be issued and Advances may be made, in accordance with the terms hereof, by Bank at the written request of the Person or Persons designated in a signature authorization form delivered to Bank from time to time by Borrower. Such Person or Persons are hereby authorized by Borrower to request Letters of Credit and Advances, to execute and deliver Letter of Credit Agreements, and to direct disposition of the proceeds of Advances until written notice of the revocation of such authority is received from Borrower by Bank and Bank has had a reasonable time to act upon such notice. Bank shall have no duty to monitor for Borrower or to report to Borrower the use of Letters of Credit or proceeds of Advances. Advances shall be disbursed by Bank into an account of Borrower with Bank, provided, however, that Advances to pay Reimbursement Amounts shall be paid to Bank.

    3.4 Limit on Letters of Credit and Advances. Anything in the Loan Documents to the contrary notwithstanding, the sum from time to time of (i) the aggregate amount of outstanding and undrawn Letters of Credit, (ii) the aggregate amount of outstanding and unpaid drafts drawn and accepted under Letters of Credit,
(iii) the aggregate amount of unpaid Reimbursement Amounts, (iv) the Set Aside Amount less any portion of the Set Aside Amount that has been advanced by Bank pursuant to this Agreement and thereafter repaid by Borrower, and (v) the amount of outstanding and unpaid Advances shall not exceed the Commitment Amount. In addition, anything in the Loan Documents to the contrary notwithstanding, the sum from time to time of the amounts described in clauses (i), (ii), (iii) and
(iv) of the immediately preceding sentence shall not exceed ten percent (10%) of the Commitment Amount.

    3.5 Set Aside Agreement. Borrower and Bank have entered into (or may enter into after execution hereof) a Set Aside Agreement (the "Set Aside Agreement") in connection with a loan from Bank to Surprise Village North L.L.C. and Continental Traditions L.L.C., which loan relates to certain real property located in Surprise, Arizona. Pursuant to the terms of the Set Aside Agreement, Borrower agreed to "set aside" a portion of the Commitment Amount in the sum of $1,500,000.00 (the "Set Aside Amount") for purposes of paying certain release prices as more fully described therein. Bank, from time to time in its sole and absolute discretion and without notice to Borrower and regardless of whether the terms and conditions in this Agreement for Advances are satisfied, may make an Advance under this Agreement in the amount owed under the Set Aside Agreement and apply the proceeds of such Advance to pay such amount.

    3.6 Fees. As additional consideration for the Commitment, Borrower agrees to pay to Bank the following fees, which shall be earned by Bank on the date due under the Loan Documents and shall be non-refundable to Borrower:

         3.6.1 Commitment Fee. A fee for the Commitment in the amount set forth in Section 1, payable on or before the date hereof.

         3.6.2 Unused Commitment Fee. An unused commitment fee computed at the rate per annum set forth in Section 1 on the unused portion of the Commitment Amount, calculated from the date hereof and payable monthly in arrears. For each month (or portion thereof), the unused commitment fee shall be equal to (a) the Commitment Amount minus (b) the "average monthly outstandings" for the month (or portion thereof) with respect to which the unused commitment fee is being computed, with the resulting number multiplied by (c) one-twelfth (1/12th) of the annual fee. As used herein, "average monthly outstandings" means the sum of the outstanding amount of the Advances on each day during the month (or portion thereof for which the fee is being computed) with respect to which the unused commitment fee is being computed, divided by the number of days in that month (or portion thereof). If the Unused Commitment Fee is being computed for less than a full month, the percentage used in clause (c) above shall be computed on a daily basis for the number of days for which the fee is being computed.

         3.6.3 Attorneys' Costs, Expenses, and Fees. Attorneys' costs, expenses, and fees for Bank's counsel in the amount specified by Bank, payable on or before the date hereof.

4. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT AND THE COMMITMENT.

    4.1 Conditions Precedent to Closing and Commitment. This Agreement and the Commitment shall become effective only upon satisfaction of the following conditions precedent, as determined by Bank in its absolute and sole discretion:

         4.1.1 Representations and Warranties Accurate. The representations and warranties by each Loan Party in the Loan Documents are correct on and as of the date of this Agreement as though made on and as of such date.

         4.1.2 No Event of Default or Unmatured Event of Default. No condition or event has occurred that is an Event of Default or an Unmatured Event of Default.

         4.1.3 No Material Adverse Change. No Material Adverse Change has occurred.

         4.1.4 Receipt of Documents. Bank has received the following duly executed by the parties thereto and in form and substance satisfactory to Bank in its absolute and sole discretion.
              4.1.4.1 Loan Documents. The Loan Documents.
              4.1.4.2 Corporate or Partnership Documents. If any Loan Party is a corporation, limited liability company, or a partnership, certified copies of
(a) resolutions of its board of directors, members, or partners, as the case may be, authorizing such Loan Party to execute, deliver, and perform pursuant to its Loan Documents and to grant to Bank the Liens and Encumbrances provided in the Loan Documents and certifying the names and signatures of the officers or partners, as the case may be, of such Loan Party authorized to execute the Loan Documents on behalf of such Loan Party, (b) the certificate of incorporation and bylaws, articles of organization, limited liability company operating agreement, or partnership agreement, as the case may be, of such Loan Party, (c) a certificate of good standing as a corporation, limited liability company, or limited partnership, as the case may be, from such Loan Party's State of organization, and if not Arizona, a certificate of qualification as a foreign corporation, limited liability company, or limited partnership, as the case may be, authorized to transact business in the State of Arizona, from the State of Arizona.

         4.1.5 Completion of Filings. Bank has received evidence of the completion of all filings to establish or maintain the perfection and the priority of the Liens and Encumbrances granted in the Loan Documents.

         4.1.6 Payment of Costs, Expenses, and Fees. All costs, expenses, and fees to be paid by the Loan Parties on or before the effectiveness of this Agreement shall have been paid in full.

         4.1.7 Opinion Letter. Bank has received a favorable opinion from Borrower's in-house counsel in form and substance satisfactory to Bank and its counsel.

         4.1.8 Financial Statements. Bank has received financial statements including, without limitation, a balance sheet, cash flow statement and income statement, of Borrower and each other Loan Party (or consolidated statements reflecting such information with respect to Borrower and the other Loan Parties), certified by Borrower and each other Loan Party.

         4.1.9 Commitment Fee. Borrower has paid the Commitment Fee.

         4.1.10 Other Items. Bank has received such other items or documents as Bank may require.

         4.2 Conditions Precedent to Advances and the Issuance of Letters of Credit. Bank's obligation to make Advances or to issue Letters of Credit shall become effective only upon satisfaction by Borrower, at Borrower's sole cost and expense, of the conditions precedent set forth in Section 4.1 and the following conditions precedent with respect to each Advance or Letter of Credit.

              4.2.1 Representations and Warranties. The representations and warranties by the Loan Parties in the Loan Documents are correct on and as of the date of each Advance or the date of issuance of each Letter of Credit, as applicable, as though made on and as of such date and after giving effect to such Advance or issuance.

              4.2.2  No  Event  of  Default  or  Unmatured   Event  of  Default:
Compliance with Certain Financial Covenants. No condition or event has occurred that is an Event of Default or an Unmatured Event of Default both before and after giving effect to such Advance or issuance. Borrower is in compliance with the financial covenants set forth in Section 6.12.1, 6.12.2 and 6.12.3 hereof both before and after giving effect to such Advance or issuance.

              4.2.3 No Material Adverse Change. No Material Adverse Change has occurred.

              4.2.4 Draw Request. With respect to any Advance, Bank has received a draw request in the form of Exhibit A hereto from Borrower, not less than one
(1) Business Day prior to the date for which such Advance is requested, specifying the amount of the Advance requested and supported by such documentation as Bank may require.

              4.2.5 Letters of Credit. With respect to any Letter of Credit, Borrower shall have complied with the terms and conditions of Section 3 hereof.

              4.2.6 Other Items. Bank has received such other items or documents as Bank may require.

Borrower hereby authorizes Bank, and Bank reserves the right in its absolute and sole discretion, to verify any documents and information submitted to Bank in connection with this Agreement. Bank may elect, in its absolute and sole discretion, to waive any of the foregoing conditions precedent. Any such waiver shall be effective only if (i) it is in writing executed by Bank, (ii) it specifically identifies the condition precedent, and (iii) it states whether the condition precedent is waived as a requirement of the effectiveness of this Agreement, the effectiveness of the Commitment, and/or as a requirement for a particular Advance or Letter of Credit. Any such waiver shall be limited to the condition(s) precedent specifically described therein and the requirements therein. Delay or failure by Bank to insist on satisfaction of any condition of an Advance or issuance of a Letter of Credit shall not be a waiver of such condition precedent or any other .condition precedent. If Borrower is unable to satisfy any condition precedent of an Advance or a Letter of Credit, the making of the Advance or issuance of the Letter of Credit shall not preclude Bank from thereafter declaring the condition or event causing such inability to be an Event of Default.

5. BORROWER REPRESENTATIONS AND WARRANTIES.

    5.1 Closing Representations and Warranties. Borrower represents and warrants to Bank as of the date of this Agreement:

         5.1.1 Corporate, Limited Liability Company, or Partnership Existence and Authorization. If Borrower is a corporation, a limited liability company, or a partnership, Borrower is validly existing, and in the case of a corporation or limited liability company is in good standing, under the laws of the jurisdiction of its formation or organization and has the requisite power and authority to execute, deliver, and perform Borrower Loan Documents. The execution, delivery, and performance by Borrower of Borrower Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower and will not conflict with, or result in a violation of or a default under, the certificate of incorporation and bylaws, the limited liability company operating agreement, or the partnership agreement of Borrower, as the case may be. If Borrower is not formed or organized under the laws of the State of Arizona, Borrower is qualified to do business as a foreign corporation, limited liability company, or partnership, as the case may be, and in the case of a corporation or limited liability company is in good standing, under the law of the State of Arizona.

         5.1.2 No Approvals. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery, or performance by Borrower of Borrower Loan Documents.

         5.1.3 No Conflicts. The execution, delivery, and performance by Borrower of Borrower Loan Documents will not conflict with, or result in a violation of or a default under: any applicable law, ordinance, regulation, or rule (federal, state, or local); any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound; any of the Approvals or Permits; or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound (including, without limitation, any agreement, document or instrument in connection with the Public Notes, the Convertible Notes, the Subordinated Notes, any Bank Facility and any other Existing Indebtedness). This Agreement and the Commitment constitute a "Bank Facility" as that term is defined in the Indenture; the Obligations constitute "Permitted Debt" as that term is defined in the Indenture; the Obligations rank pari passu with the Public Notes and are senior to the Convertible Notes and the Subordinated Notes.

         5.1.4 Execution and Delivery and Binding Nature of Borrower Loan Documents. The Borrower Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Borrower Loan Documents are legal, valid, and binding obligations of Borrower, enforceable in accordance with their terms against Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

         5.1.5 Accurate Information. All information in any loan application, financial statement, certificate, or other document and all other information delivered by or on behalf of Borrower to Bank in obtaining the Commitment is correct and complete, and there are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading as of the date thereof. There has been no Material Adverse Change as to Borrower since the date of such information. All financial statements heretofore delivered to Bank by Borrower were prepared in accordance with the requirements set forth in this Agreement and accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby.

         5.1.6 Purpose of Advances. The purpose of the Advances is as set forth in Section 1.

         5.1.7 Legal Proceedings: Hearings, Inquiries, and Investigations. Except as disclosed to Bank in writing prior to the date of this Agreement, (i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change, and to the best knowledge of Borrower, there exist no facts that would form any basis for any of the foregoing, and
(ii) no hearing, inquiry, or investigation relating to Borrower or any assets or property of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority.

         5.1.8 No Event of Default or Unmatured Event of Default. No Event of Default and no Unmatured Event of Default has occurred and is continuing. No event of default or event which with notice or lapse of time or both would become an event of default has occurred or is continuing with respect to the Public Notes, the Convertible Notes, the Subordinated Notes, any Bank Facility, or any other Debt of Borrower.

         5.1.9 Approvals and Permits: Assets and Property. Borrower has obtained and there are in full force and effect all Approvals and Permits. Borrower owns or leases all assets and property necessary for conduct of the business and operations of Borrower. Such assets and property are not subject to any Liens and Encumbrances, other than Permitted Exceptions.

         5.1.10 Taxes. Borrower has filed or caused to be filed all tax returns (federal, state, and local) required to be filed by Borrower and has paid all taxes and other amounts shown thereon to be due (including, without limitation, any interest and penalties).

         5.1.11 ERISA. Borrower is in compliance with ERISA. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guaranty Corporation in connection with any such plan established or maintained by Borrower. Borrower is not a party to any Multiemployer Plan (as defined in ERISA).

         5.1.12 Environmental Matters. The information in any environmental questionnaire delivered to Bank is accurate and complete with no material omissions therefrom as of the date thereof. To the best knowledge of Borrower after due investigation, Borrower is in compliance in all material respects with all environmental, all health, and all safety laws, ordinances, regulations, and rules (federal, state, and local) applicable to Borrower, the assets or property of Borrower, the business or operations of Borrower, or the products or services of Borrower. Borrower does not have any material existing or contingent liability in connection with any disposal, generation, manufacture, processing, production, release, storage, transportation, treatment, or use of any hazardous or toxic substance or waste.

         5.1.13 Investment Company Act. Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.1.14 Margin Securities. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of Advances will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying margin stock or for any purpose that -violates or is inconsistent with Regulation X of the Board of Governors.

    5.2 Representations and Warranties Upon Requests for Advances or Letters of Credit. Each request for an Advance or a Letter of Credit shall be a representation and warranty by Borrower to Bank that the representations and warranties in this Section 5 are correct and complete as of the date of the Advance or the issuance of the Letter of Credit and that the conditions precedent in Section 4 are satisfied as of the date of the Advance or the issuance of the Letter of Credit.

    5.3 Representations and Warranties Upon Delivery of Financial Statements, Documents and Other Information. Each delivery by Borrower to Bank of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance or Letter of Credit) shall be a representation and warranty that such financial statements, other documents, or information is correct and complete, that there are no omissions therefrom that result in such financial statements, other documents, or information being incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of Borrower as at the dates thereof and for the periods covered thereby.

6. BORROWER AFFIRMATIVE COVENANTS. Until the Commitment terminates in full, until all Letters of Credit expire or are drawn in full until all drafts drawn or drawn and accepted under Letters of Credit are paid in full, and until the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion:

    6.1 Corporate, Limited Liability Company, or Partnership Existence. If Borrower is a corporation, a limited liability company, or a partnership, Borrower shall continue to be validly existing, and in the case of a corporation or a limited liability company in good standing, under the law of the jurisdiction of its organization or formation. If Borrower is not formed or organized under the laws of the State of Arizona, Borrower shall continue to be qualified to do business as a foreign corporation, limited liability company, or partnership, as the case may be, and in the case of a corporation or limited liability company to be in good standing, under the law of the State of Arizona.

    6.2 Books and Records; Access By Bank. Borrower will maintain a single, standard, modern system of accounting (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, property, prospects, and results of operations) in accordance with good accounting practices. During business hours Borrower will give representatives of Bank access to all assets, books, documents, property, and records of Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, documents, and records.

    6.3 Information and Statements. Borrower shall furnish to Bank:

         6.3.1 Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the end of each calendar month, a balance sheet, statements of income and, at Bank's request, reconciliation of net worth of Borrower and each Guarantor for the immediately preceding month, all in reasonable detail and certified by the chief financial officers of Borrower, and each Guarantor, subject, however, to year-end audit adjustments.

         6.3.2 Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters in each fiscal year, unaudited consolidated financial statements of Borrower and its Subsidiaries (including, without limitation, cash flow reports), as contained in its Form 10-Q quarterly reports to the Commission for the relevant three, six and nine month periods.

         6.3.3 Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, (i) the consolidated (and, if required by Bank, the consolidating) financial statements of Borrower and its Subsidiaries as contained in its Form 10-K annual report to the Commission, and (ii) copies of the consolidated (and, if required by Bank, the consolidating) balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower, all in reasonable detail, prepared in accordance with GAAP, which financial statements shall be audited by independent certified public accountants satisfactory to Bank, and accompanied by an unqualified opinion of such accountants with respect to such financial statements. As soon as available and in any event within ten (10) days prior to the beginning of each fiscal year, Borrower shall furnish to Bank a budget, and cash flow projection for that fiscal year.

         6.3.4 Officer's Certificate. Together with each delivery of financial statements pursuant to Sections 6.3.1 through 6.3.3 above, an officer's certificate of Borrower and each Guarantor stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and conditions of Borrower and each Guarantor during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the officer's certificate, of any Event of Default or Unmatured Event of Default or, if any Event of Default or Unmatured Event of Default existed or exists, specifying the nature and period of the existence thereof and what action Borrower has taken, is taking, and proposes to take with respect thereto. Together with each quarterly financial statement required pursuant to Section 6.3.2, Borrower shall provide an officer's certificate in the form of Exhibit B hereto with respect to compliance with the financial and other covenants set forth in any documents relating to the Public Notes, any documents relating to any Bank Facility, or this Agreement.

         6.3.5 Filings, Etc. As and when filed, copies of all regular or periodic financial and other reports, if any, which Borrower or any Guarantor shall file with the Commission or any other Governmental Authority.

         6.3.6 Sales Reports. As soon as available and in any event at least once each month, sales, inventory and backlog reports on each homebuilding Subsidiary of Borrower.

         6.3.7 Required Backup. Upon request by Bank from time to time, "consolidating" statements and other detail required by Bank with respect to any of the financial statements described in Sections 6.3.1 through 6.3.3 above.

         6.3.8 Other Information. Such other information concerning Borrower and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower as Bank reasonably requests from time to time.

         6.4 Law; Judgments; Material Agreements; Approvals and Permits. Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Government Authority relating to Borrower or the assets, business, operations, or property of Borrower. Borrower shall comply in all material respects with all material agreements, documents, and instruments to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound or affected. Borrower shall obtain and maintain in full force and effect all Approvals and Permits and shall comply with all conditions and requirements of all Approvals and Permits.

         6.5 Taxes and Other Indebtedness. Borrower will pay and discharge (i) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any of its assets or property (except to the extent permitted to be contested pursuant to clause (v) of the definition of Permitted Exceptions), (ii) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), that, if unpaid, might become a Lien or Encumbrance upon any of its assets or property, and (iii) when due all its other Debt.

         6.6 Assets and Property. Borrower will maintain, keep, and preserve all of its assets and property (tangible and intangible) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted.

         6.7 Insurance. In addition to any insurance required under any of the other Loan Documents, Borrower shall maintain workmen's compensation insurance, product and public liability insurance, insurance on its assets and property now or hereafter owned, and such other forms of insurance as is customary in the industry of Borrower, against such casualties, risks, and contingencies, in such amounts, and with such insurance companies as are satisfactory to Bank, in its reasonable discretion. Borrower shall deliver to Bank from time to time as Bank may request, schedules setting forth all insurance then in effect and copies of policies.

         6.8 Environmental Laws. Without limiting the generality of Section 6.4, Borrower shall comply with all environmental, all health, and all safety laws, ordinances, regulations, and rules (federal, state, local, and foreign) applicable to Borrower, the business or operations of Borrower, the assets or property of Borrower, or the products or services of Borrower. Borrower shall not dispose of, generate, manufacture, process, produce, release, transport, or treat or otherwise store or use any hazardous or toxic substances or wastes. Borrower shall notify Bank immediately of any environmental inquiry or claim from any Governmental Authority or other Person relating to Borrower or any assets, property, business, operations, product, or service of Borrower.

         6.9 ERISA. Borrower will fund each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) so that there is never an Accumulated Funding Deficiency (as defined in Section 412 of the Internal Revenue Code of 1986, as amended).

         6.10 Further Assurances. Borrower shall promptly execute, acknowledge, and deliver and, as appropriate, cause to be duly filed and recorded such additional agreements, documents, and instruments and do or cause to be done such other acts as Bank may reasonably request from time to time to better assure, perfect, preserve, and protect the interest of Bank in the Collateral and the rights and remedies of Bank under the Loan Documents.

         6.11 Costs and Expenses of Borrower's Performance of Covenants and Satisfaction of Conditions. Borrower will perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

         6.12 Financial Covenants. Except as otherwise noted, all financial computations shall be made in accordance with GAAP. Until the Commitment terminates in full, until all Letters of Credit expire or are drawn in full, until all drafts drawn or drawn and accepted under Letters of Credit are paid in full, and until the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in writing in Bank's absolute and sole discretion, as of the end of each quarterly fiscal period, Borrower shall maintain:

              6.12.1 Tangible Net Worth. A minimum Tangible Net Worth in the amount of $90,000,000.00.

              6.12.2 Liquidity. A minimum Liquidity of $5,000,000.00.

              6.12.3 Adjusted Debt to Net Worth Ratio. An Adjusted Debt to Net Worth Ratio of not more than 1.50 to 1.

         6.13 Clean-Up. With respect to (i) the six-month period commencing on November 30, 1995 and ending on May 31, 1996, Borrower shall not have any Advances outstanding pursuant to this Agreement for a period of at least fifteen
(15) or thirty (30) consecutive days, (as elected by Borrower) and (ii) the period commencing on June 1, 1996 and ending on the Commitment expiration date specified in Section 1, Borrower shall not have any Advances outstanding pursuant to this Agreement for a period of at least thirty (30) or fifteen (15) consecutive days (as elected by Borrower, such that the period elected by Borrower in clause (ii) is different than the period elected by Borrower in Clause (i)).

         6.14 Compensating Balances. Borrower shall at all times maintain on deposit with Bank (i) free, collected, non-interest-bearing compensating balances in the amount of not less than $500,000.00 and (ii) such additional compensating balance deposits (which may be interest bearing) as may be necessary to cause the total deposits maintained at Bank (including amounts maintained pursuant to clause (i) of this sentence) to be equal to or greater than two-thirds of the total deposits maintained by Borrower with all financial institutions.

         6.15 Appraisals. Bank shall have the right, which Bank may exercise from time to time, to obtain appraisals of Borrower's real estate assets. All such appraisals shall be in form and reflect values satisfactory to Bank. Borrower shall cooperate in any such appraisals and Borrower shall pay all costs and expenses, including appraisal and appraisal review fees incurred or charged by Bank in connection therewith; provided that Borrower shall be obligated to pay such costs and expenses only if and to the extent such appraisals are required (i) by the consistent application of Bank's internal policies and procedures that are generally applicable to secured or unsecured loans made by Bank to Persons engaged in businesses similar to that of Borrower, (ii) by applicable laws, rules and regulations or (iii) in connection with the exercise of Bank's rights under Section 8 hereof.

7. BORROWER NEGATIVE COVENANTS. Until the Commitment terminates in full, until all Letters of Credit expire or are drawn in full, until all drafts drawn or drawn and accepted under Letters of Credit are paid in full, and until the Obligations are paid and performed in full, Borrower agrees that, unless Bank otherwise agrees in Bank's absolute and sole discretion:

    7.1 Corporate, Limited Liability Company, and Partnership Restrictions. If Borrower, or any Subsidiary, is a corporation, a limited liability company, or a partnership, Borrower shall not and, except for sales of stock in the Carlsbad Subsidiary, shall not permit any Subsidiary to, issue any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower, or any Subsidiary, or grant any option (except in connection with employee stock option plans), right-of-first-refusal, warrant, or other right to purchase any capital stock or other securities of or any limited liability company interest or partnership interest in Borrower or any Subsidiary. Borrower shall not be dissolved or liquidated and shall not permit any Subsidiary to be dissolved or liquidated. Borrower shall not, and shall not permit any Subsidiary to, amend, modify, restate, supplement, or terminate its certificate of incorporation or bylaws, its limited liability company operating agreement, or its partnership agreement, as the case may be. Borrower shall not, and shall not permit any Subsidiary to, reorganize itself or consolidate with or merge into any other corporation or permit any other corporation to be merged into Borrower. Any provision of this Section 7.1 to the contrary notwithstanding, this Section 7.1 shall not restrict or limit the issuance of Common Stock that is authorized but unissued as of the date hereof or held in treasury as of the date hereof if and to the extent such issuance is made in satisfaction of Borrower's obligation to permit conversion of the Convertible Notes to Common Stock pursuant to the terms of such notes. Provisions of this Agreement other than this Section 7.1 that appear to contemplate or refer to sales or issuances of capital stock or other securities, but do not expressly authorize such sales or issuances, shall not be deemed to be consent of Bank to any such sales or issuances.

    7.2 Change in or Reacquisition of Ownership Interests in Borrower. Borrower will not suffer to occur or exist, whether occurring voluntarily or involuntarily, after the date of this Agreement any change in the legal or beneficial ownership of any capital stock of any Subsidiary (except for sales of stock in the Carlsbad Subsidiary), without the prior written consent of Bank in its absolute and sole discretion.

    7.3 Name, Fiscal Year, Accounting Method, and Lines of Business. Borrower shall not change its name, fiscal year, or method of accounting. Borrower shall not directly or indirectly, engage in any business other than the line(s) of business in which Borrower is engaged on the date of this Agreement, discontinue any existing line(s) of business, or substantially alter its method of doing business.

    7.4 Acquisition of All or Substantially All Assets. Borrower shall not, and shall not permit any Subsidiary to, acquire by purchase, lease, or otherwise all or substantially all the assets of any other Person.

    7.5 Limitation on Debt.

         7.5.1 General Prohibition. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Debt except Permitted Debt. No Permitted Debt shall contain any terms or conditions that would conflict with or be violated by any of Bank's rights hereunder, including without limitations, Bank's rights pursuant to Section 8 hereof.

         7.5.2 Additional Debt Allowed. Notwithstanding Section 7.5.1 hereof, and subject to the immediately succeeding paragraph, Borrower may Incur Debt if, at the time such Debt is so Incurred and after giving effect thereto and the application of the proceeds therefrom, each of the following is true: (i) Borrower has a Coverage Ratio of not less than 2.2 to 1.0; (ii) Borrower is in compliance with Section 6.12 hereof and (iii) no Event of Default or Unmatured Event of Default has occurred.

         Borrower shall not Incur any Debt (other than the Obligations and Permitted Debt) that is pari passu with the Public Notes or the Obligations or requires any principal payment, redemption payment or sinking fund payment thereon, in whole or in part, to be made prior to or at the final stated maturity of the Public Notes or the Obligations; provided that entering into an agreement that requires Borrower to make an offer to purchase outstanding Debt upon the occurrence of certain specified events shall not be deemed to be restricted by this paragraph.

         For purposes of this Section 7.5, any waiver, extension or continuation of any or all mandatory prepayments or installment payments or the maturity date of any of the Debt Incurred pursuant to this Section 7.5 shall not be or be deemed to be the Incurrence of Debt by Borrower.

    7.6 Limitations on Liens and Encumbrances. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien or Encumbrance upon or with respect to any assets of Borrower or any such Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom; provided that the foregoing shall not prohibit Permitted Exceptions.

    7.7 Limitations on Sales, Transfers, etc. Borrower will not, directly or indirectly, and will not permit any of its Subsidiaries to, sell, assign, transfer or otherwise dispose of any Capital Stock of any Subsidiary or sell, assign, transfer or otherwise dispose of any assets of Borrower or any Subsidiary except for (i) sales or issuance of stock expressly permitted pursuant to Section 7.1 hereof, (ii) sales of assets in the ordinary course of business of any Subsidiary, and (iii) sales to Borrower or a wholly-owned Subsidiary of Borrower (except as such sales may be prohibited by the next sentence). Borrower will not, directly or indirectly, permit the Carlsbad subsidiary to sell, assign, transfer or otherwise dispose of all or a portion of the Carlsbad Property to Borrower or any of its Subsidiaries (other than the Carlsbad Subsidiary).

    7.8 Limitation on Operating Losses. Borrower shall not cause or permit
(i) Borrower's Consolidated Net Income to be less than zero in each of two consecutive fiscal quarters, and (ii) Borrower's Consolidated Net Income to be a loss of greater than $2,500,000 in any fiscal quarter. For the purpose of determining Consolidated Net Income in this Section 7.8, Borrower shall not be required to include losses to the extent resulting from adjustments to the net realizable value of assets required pursuant to GAAP.

    7.9 Limitation on Restricted Payments. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto:

         (a) an Event of Default or an Unmatured Event of Default shall have occurred and be continuing, or

         (b) the aggregate amount of all Restricted Payments (giving effect to Restricted Payments that are Credit Extensions/Contributions only to the extent then outstanding) made by Borrower and its Subsidiaries (the amount expended or distributed for such purposes, if other than in cash, to be determined in good faith by the board of directors of Borrower) from and after the date hereof shall exceed the sum of:

              (i) the aggregate of 50% of the Consolidated Net Income of Borrower accrued for the period (taken as one accounting period) commencing with February 1, 1993 to and including the first full month ended immediately prior to the date of such calculation (or, in the event Consolidated Net Income is a deficit, then minus 100% of such deficit),

              (ii) the aggregate net cash proceeds received by Borrower for the period (taken as one accounting period) commencing with February 1, 1993 to and including the first full month ended immediately prior to the date of such calculation from the issuance or sale (other than to a Subsidiary of Borrower) of its Capital Stock (other than Redeemable Stock), including the principal amount of any Subordinated Notes or other convertible securities issued for cash that are converted to Capital Stock from and after the date of this Agreement, and options, warrants and rights to purchase its Capital Stock (other than Redeemable Stock),

              (iii) amounts received by Borrower or any of its Subsidiaries representing a return of capital or Credit Extensions/Contributions made to the Great Singing Hills joint venture outstanding on the date of the Indenture and

              (iv) $8,780,953.

The foregoing clauses (a) and (b) will not prevent (i) Permitted Payments, (ii) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, and (iii) the repurchase or redemption of shares of Capital Stock from any officer, director or employee of Borrower or its Subsidiaries whose employment has been terminated or who has died or become disabled in an aggregate amount not to exceed $500,000 per annum; provided that amounts paid pursuant to clause (iii) shall reduce amounts available for future Restricted Payments.

8. SECURITY.

    8.1 Bank's Right to Demand Security. Upon the occurrence of any Event of Default, Bank shall have all of the rights and remedies provided pursuant to the Note, the other Loan Documents and applicable law. Without limiting the foregoing, upon the occurrence of an Event of Default resulting from a violation of the covenants set forth in Sections 6.12.1. 6.12.2, 6.12.3, 6.13. 6.14 or 7.8 hereof or the Events of Default set forth in paragraphs 9 or 13 in the definition of such term in the Note, Bank may, in its sole and absolute discretion, and in addition to its other rights and remedies, demand (a "Security Demand") and accept Collateral as security for the Obligations, which security shall be on such terms and conditions as Bank may elect in its sole and absolute discretion, and Borrower shall provide such security and comply with such requirements, subject only to the limitation on such security set forth in the definition of "Permitted Liens" in the Indenture. Without limiting the foregoing, the terms and conditions upon which Bank will require and accept such Collateral may include the following:

         8.1.1 Type of Collateral. Any such Collateral shall consist of real property and improvements owned by Borrower or a Subsidiary of Borrower and not subject to Liens and Encumbrances (except as approved by Bank). Within five (5) Business Days after the giving of a Security Demand, Borrower shall provide Bank with a listing of all such real property and improvements and Bank shall have the right to select the Collateral from such list in the following order of preference (i) homes under construction located in the metropolitan Phoenix, Arizona area, (ii) improved single family lots located in the metropolitan Phoenix, Arizona area, (iii) lots under development located in the metropolitan Phoenix, Arizona area, (iv) vacant land located in the metropolitan Phoenix, Arizona area, (v) real estate located elsewhere in Arizona, (vi) real estate located in Colorado, and (vii) real estate located in California. Except as set forth in Section 8.1, Bank shall be entitled to select the quantity of such property to be provided as Collateral.

         8.1.2 Appraisals. Bank shall receive and approve such appraisals or other evidence of the value of such property as Bank may require in its sole and absolute discretion.

         8.1.3 Environmental Questionnaire. An environmental questionnaire and disclosure statement completed and signed by Borrower and CHI and/or CHICC covering the current and former condition and uses of such property and adjacent property, and, if required by Bank, followed by such environmental site assessments and investigations that Bank my require, all of which shall be acceptable to Bank in its sole and absolute discretion.

         8.1.4 Security Documents. Borrower and such Subsidiaries shall execute such deeds of trust, security agreements and other security documents and instruments as Bank may require in its sole and absolute discretion.

         8.1.5 Other Documents. Borrower and such Subsidiaries shall executed and deliver such other documents and instruments, and perform such other acts, as Bank may require in its sole and absolute discretion.

         8.1.6 Title Insurance. Bank shall receive such title insurance policies and endorsements thereto with respect to such deeds of trust as Bank may require in its sole and absolute discretion, which title insurance policies shall contain only those exceptions and limitations as shall be acceptable to Bank.

         8.1.7 No Defaults. No other Event of Default or Unmatured Event of Default shall have occurred and be continuing.

         8.1.8 Attorney Opinions. Bank shall receive such opinions of in-house counsel for Borrower as Bank may request in its sole and absolute discretion, including, without limitation, opinions that the execution and delivery of such deeds of trust and other security documents does not conflict with, violate, or cause a default under, the terms and conditions of any agreement, document, instrument, or indenture to which Borrower or any Subsidiary is a party or by which it is bound or affected, and that the transfer of such security to Bank does not constitute a voidable preference or fraudulent conveyance under applicable state or federal law.

         8.1.9 Cost and Expenses. Borrower shall pay all of Bank's costs and expenses in connection with the foregoing including, without limitation, appraisal fees, appraisal review fees, recording fees, title insurance fees, escrow fees, and attorneys' fees.

    8.2 Effect of Security. Borrower's compliance with Section 8.1 shall not waive any Event of Default or Unmatured Event of Default or otherwise be deemed to modify or release any of Borrower's obligations hereunder, except to the extent such waiver, release or modification is expressly set forth in a written agreement signed by Bank and in form and content satisfactory to Bank in its sole and absolute discretion.

9. BANK'S  OBLIGATIONS  TO BORROWER  ONLY.  The  obligations  of Bank under this
Agreement are for the benefit of Borrower only. No other Person shall have any rights hereunder or be a third-party beneficiary hereof.

10. PROVISIONS IN THE NOTE GOVERN THIS AGREEMENT. This Agreement is subject to certain terms and provisions in the Note, to which reference is made for a statement of such terms and provisions.

11. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

12. ARBITRATION.

         (a) Binding Arbitration. Bank and Borrower hereby agree that all controversies and claims arising directly or indirectly out of this Agreement and the Loan Documents, shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

         (b) Arbitration Panel. A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

         (c) Provisional Remedies: Self Help And Foreclosure. No provision of subparagraph (a) shall limit the right of any party to exercise self help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment off a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

13. AMENDED AND RESTATED. This Agreement amends and restates in its entirety that Loan Agreement between Borrower and Bank dated February 25, 1993, as thereafter amended, providing for a loan by Bank to Borrower in the amount of $10,000,000.00. All outstanding advances under said loan agreement shall be deemed outstanding Advances under this Agreement and the Note.

DATED as of the date first above stated.

                                     BANK ONE, ARIZONA, NA, a national
                                     banking association formerly known
                                     as THE VALLEY NATIONAL BANK OF
                                     ARIZONA



                                     By: /s/ Rhonda R. Williams
                                         --------------------------------------
                                     Name:   Rhonda R. Williams
                                          -------------------------------------
                                     Title:  Assistant Vice President
                                           ------------------------------------


                                     CONTINENTAL HOMES HOLDING CORP., a
                                     Delaware corporation


                                     By: /s/ Kenda B. Gonzales
                                         --------------------------------------
                                     Name:   Kenda B. Gonzales
                                           ------------------------------------
                                     Title:  Senior Vice President
                                            -----------------------------------